                                                                     EXHIBIT 3.1

===============================================================================




                           RESEARCH IN MOTION LIMITED

                            (an Ontario Corporation)

                             9,000,000 Common Shares

                               PURCHASE AGREEMENT

Dated:  January 14, 2004

===============================================================================

                                TABLE OF CONTENTS

                                                                                                          PAGE

SECTION 1.   Representations and Warranties............................................................     3

       (a)   Representations and Warranties by the Company.............................................     3

       (b)   Officer's Certificates....................................................................     9

SECTION 2.   Sale and Delivery to Underwriters:  Closing...............................................     9

       (a)   Initial Securities........................................................................     9

       (b)   Option Securities.........................................................................     9

       (c)   Payment...................................................................................     9

       (d)   Denominations; Registration...............................................................    10

       (e)   Sub-underwriter Notification..............................................................    10

SECTION 3.   Covenants of the Company..................................................................    10

       (a)   Compliance with Securities Regulations and Commission Requests............................    10

       (b)   Filing of Amendments......................................................................    10

       (c)   Delivery of Filed Documents...............................................................    10

       (d)   Delivery of Prospectuses..................................................................    11

       (e)   Continued Compliance with Securities Laws.................................................    11

       (f)   Blue Sky Qualifications...................................................................    11

       (g)   Rule 158..................................................................................    11

       (h)   Use of Proceeds...........................................................................    11

       (i)   Restriction on Sale of Securities.........................................................    11

       (j)   Listing...................................................................................    12

       (k)   Reporting Requirements....................................................................    12

       (l)   PREP Procedures...........................................................................    12

       (m)   Lock-Up Agreements........................................................................    12

SECTION 4.   Payment of Expenses.......................................................................    12

       (a)   Expenses..................................................................................    12

       (b)   Termination of Agreement..................................................................    13

SECTION 5.   Conditions of Underwriters' Obligations...................................................    13

       (a)   Effectiveness of Registration Statement...................................................    13

       (b)   Opinion of Canadian Counsel for Company...................................................    13

       (c)   Opinion of U.S. Counsel for Company.......................................................    13

       (d)   Opinion of Canadian Counsel for Underwriters and Sub-underwriters.........................    13

       (e)   Opinion of U.S. Counsel for Underwriters and the Sub-underwriters.........................    14

       (f)   Officers' Certificate.....................................................................    14

       (g)   Accountant's Comfort Letter...............................................................    14

       (h)   Bring-down Comfort Letter.................................................................    14

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                          PAGE

       (i)   No Objection..........................................................................        14

       (j)   Lock-up Agreements....................................................................        14

       (k)   Approval of Listing...................................................................        14

       (l)   Conditions to Purchase of Option Securities...........................................        14

       (m)   Additional Documents..................................................................        15

       (n)   Termination of Agreement..............................................................        15

SECTION 6.   Indemnification.......................................................................        15

       (a)   Indemnification of Underwriters and Sub-underwriters..................................        16

       (b)   Indemnification of Company, Directors and Officers....................................        16

       (c)   Actions against Parties; Notification.................................................        16

       (d)   Settlement without Consent if Failure to Reimburse....................................        17

SECTION 7.   Contribution..........................................................................        17

SECTION 8.   Representations, Warranties and Agreements to Survive Delivery........................        18

SECTION 9.   Termination of Agreement..............................................................        18

       (a)   Termination; General..................................................................        18

       (b)   Liabilities...........................................................................        18

SECTION 10.  Default by One or More of the Underwriters............................................        19

SECTION 11.  Agent for Service:  Submission to Jurisdiction:  Waiver of Immunities.................        19

SECTION 12.  Notices...............................................................................        19

SECTION 13.  Parties...............................................................................        20

SECTION 14.  GOVERNING LAW AND TIME................................................................        20

SECTION 15.  Effect of Headings....................................................................        20

SCHEDULES

Schedule A - List of Underwriters..................................................................    Sch A-1

Schedule B - Pricing Information...................................................................    Sch B-1

Schedule C - List of Subsidiaries..................................................................    Sch C-1

Schedule D - List of Persons and Entities Subject to Lock-up.......................................    Sch D-1


EXHIBITS

Exhibit A - Form of Opinion of Company's Canadian Counsel..........................................        A-1

Exhibit B - Form of Opinion of Company's U.S. Counsel..............................................        B-1

Exhibit C - Form of Lock-up Letter.................................................................        C-1


                           RESEARCH IN MOTION LIMITED

                            (an Ontario Corporation)

                             9,000,000 Common Shares

                               PURCHASE AGREEMENT

                                                               January 14, 2004

Lehman Brothers Inc.
Merrill Lynch Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
UBS Securities LLC
Banc of America Securities LLC
BMO Nesbitt Burns Inc.
CIBC World Markets Inc.
GMP Securities Ltd.
Canaccord Capital Corporation
National Bank Financial Inc.
Orion Securities Inc.
RBC Dominion Securities Inc.
Scotia Capital Inc.
SG Cowen Securities Corporation
TD Securities Inc.

c/o  Lehman Brothers Inc.
     745 Seventh Avenue
     New York, NY  10019

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     World Financial Center, North Tower
     250 Vesey Street, 6th Floor
     New York, New York 10281-1209

Ladies and Gentlemen:

     Research In Motion Limited, an Ontario corporation (the "Company"), confirms its agreement with Lehman Brothers Inc. ("Lehman Brothers") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, without par value, of the Company ("Common Shares") set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,350,000 additional Common Shares to cover over-allotments, if any. The aforesaid 9,000,000 Common Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,350,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

     The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and in each of the provinces of Canada (other than Quebec), and a private placement of the Securities in certain jurisdictions in Europe as permitted by applicable law, upon the terms set forth in the U.S. Prospectus and the Canadian Prospectus (each as defined hereinafter) as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has prepared and filed with the Ontario Securities Commission (the "Reviewing Authority") and the provincial securities regulatory authorities (the "Qualifying Authorities") in each of the provinces of Canada (other than Quebec) (the "Qualifying Provinces") a preliminary short form prospectus relating to the Securities (the "Canadian Preliminary Prospectus"). The Reviewing Authority has been selected by the Company as the designated jurisdiction regulating the offering of the Securities and the Canadian Preliminary Prospectus has been filed with the Reviewing Authority and the Qualifying Authorities pursuant to Canadian National Policy 43-201 "Mutual Reliance Review System for Prospectuses and Annual Information Forms". The Company has also prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form F-10 (File No. 333-111753) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Preliminary Prospectus").

     In addition, the Company (A) has prepared and filed (1) with the Reviewing Authority and the Qualifying Authorities, a final short form prospectus relating to the Securities (the "Final PREP Prospectus") omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures established pursuant to National Instrument 44-103 - Post Receipt Pricing for the pricing of securities after the final receipt for a prospectus has been obtained (the "PREP Procedures"), and (2) with the Commission, an amendment to such registration statement, including the Final PREP Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP information, and (B) will prepare and file, promptly after the execution and delivery of this Agreement, (1) with the Reviewing Authority and the Qualifying Authorities, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (the "Supplemental PREP Prospectus"), and (2) with the Commission, in accordance with General Instruction II.L. of Form F-10, the Supplemental PREP Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Supplemental Prospectus"). The information, if any, included in the Supplemental PREP Prospectus that is omitted from the Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities but that is incorporated by reference into the Final PREP Prospectus under the PREP Procedures as of the date of the Supplemental PREP Prospectus is referred to herein as the "PREP Information".

     Each prospectus relating to the Securities (A) used in the United States
(1) before the time such registration statement on Form F-10 became effective, or (2) after such effectiveness and prior to the execution and delivery of this Agreement or (B) used in Canada (1) before a receipt for the Final PREP Prospectus has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities or (2) after such receipt has been obtained and prior to the execution and delivery of this Agreement, in each case, including the documents incorporated by reference therein, that omits the PREP Information, is herein called a "preliminary prospectus". Such registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective and including the PREP Information, is herein called the "Registration Statement". The prospectus included in the Registration Statement at the time it became effective, including the documents incorporated by reference therein, is herein called the "U.S. Prospectus", except that if a U.S. Supplemental Prospectus containing the PREP Information is thereafter furnished to the Underwriters after the execution of this Agreement (whether or not such prospectus is required to be filed pursuant to the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), the term "U.S. Prospectus" shall refer to such U.S. Supplemental Prospectus, including the documents incorporated by reference therein. The Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities, including the documents incorporated by reference therein, is herein referred to as the "Canadian Prospectus", except that if, after the execution of this Agreement, a Supplemental PREP Prospectus containing the PREP Information is thereafter filed with the Reviewing Authority and the Qualifying Authorities, the term "Canadian Prospectus" shall refer to such Supplemental PREP Prospectus, including the documents incorporated by reference therein. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Province of Ontario or the Qualifying Provinces prior to the Closing Time (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Final PREP Prospectus, prior to the expiry of the period of distribution of the Securities, is referred to herein collectively as the "Supplementary Material".

     The Company understands that a portion of the Securities may be offered and sold in a public offering in the Province of Ontario and the Qualifying Provinces conducted through Merrill Lynch Canada Inc., Goldmans Sachs Canada Inc. and UBS Securities Canada Inc. (each a "Sub-underwriter"), pursuant to the Canadian Prospectus. The Sub-underwriters, subject to the terms and conditions set forth herein, agree and covenant with the Company to use reasonable efforts to sell the Securities in the Province of Ontario and the Qualifying Provinces. Any Securities so sold will be purchased by the Sub-underwriters from their respective U.S. broker-dealer affiliates at the Closing Time (as hereinafter defined) at a price equal to the purchase price as set forth in Schedule B hereto or such purchase price less an amount to be mutually agreed upon by the Sub-underwriters and their respective U.S. broker-dealer affiliates, which amount shall not be greater than the underwriting commission as set forth in Schedule B hereto.

     The Company has also prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the "Form F-X").

SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and Sub-underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with each Underwriter and Sub-underwriter as follows:

          (i) Compliance with Registration Requirements. The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act and is eligible to use the PREP Procedures. A receipt has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities in respect of the Final PREP Prospectus and no order suspending the distribution of the Securities has been issued by the Reviewing Authority or any of the Qualifying Authorities. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Time (and if any Option Securities are purchased, at the Date of Delivery):
     (A) the Canadian Prospectus complied and will comply in all material respects with the securities laws applicable in the Province of Ontario as interpreted and applied by the Reviewing Authority (including the PREP Procedures); (B) the U.S. Prospectus conformed and will conform to the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) the Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (D) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Prospectus, the Canadian Prospectus, any Supplementary Material or any amendment or supplement thereto, together with each document incorporated therein by reference, constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities, and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Lehman Brothers, Merrill Lynch or the Sub-underwriters expressly for use in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material.

          (ii) Incorporated Documents. Each document filed or to be filed with the Reviewing Authority and the Qualifying Authorities and incorporated or deemed to be incorporated by reference in the Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Option Securities are purchased, at any Date of Delivery (as hereinafter defined)) in all material respects with the securities laws applicable in the Province of Ontario and the Qualifying Provinces as interpreted and applied by the Reviewing Authority and the Qualifying Authorities, respectively, and none of such documents contained or will contain at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

          The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the U.S. Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the U.S. Prospectus, at the time the Registration Statement became effective, at the time the U.S. Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at any Date of Delivery) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (iii) Independent Accountants. The accountants who audited the financial statements included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the Sarbanes-Oxley Act of 2002, Business Corporations Act (Ontario) and applicable Canadian securities laws and regulations and policies thereunder.

          (iv) Financial Statements. The financial statements included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus, together with the related schedules, if any, and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations and retained earnings and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial data included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the U.S. Prospectus, the Canadian Prospectus and the Supplementary Material, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

          (vi) Good Standing of the Company. The Company is a corporation duly amalgamated, validly existing and in good standing under the laws of the

     Province of Ontario and has the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus; and the Company is duly qualified or registered to transact business in any other jurisdiction in which it carries on business, except where the failure to so qualify or register would not result in a Material Adverse Effect. Schedule C sets forth a list of all the Company's wholly-owned or majority-owned subsidiaries (as that term is defined under the Business Corporations Act (Ontario)). Other than Research In Motion Corporation, 1446491 Ontario Inc. and RIM Finance, LLC, none of the subsidiaries listed therein has any material assets or any material liabilities or obligations, whether contingent or otherwise, nor constitutes a "significant subsidiary" of the Company as such term is defined in Rule 1-02 of Regulation S-X under the 1934 Act.

          (vii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the U.S. Prospectus and the Canadian Prospectus under the caption "Description of Share Capital" (except for any subsequent issuances pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the U.S. Prospectus and the Canadian Prospectus or pursuant to the exercise of convertible securities or options referred to therein). All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares in the capital of the Company was issued in violation of the preemptive or other similar rights of any shareholder of the Company.

          (viii) Authorization of Agreement. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

          (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the U.S. Prospectus and the Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any shareholder of the Company.

          (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter document or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the U.S. Prospectus and the Canadian Prospectus (including the authorization, issuance, sale and delivery of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. Prospectus and the Canadian Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation or conflict with the provisions of the charter document or by-laws of the Company or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xii) Absence of Proceedings. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material, or which, together with the proceedings disclosed in the U.S. Prospectus and the Canadian Prospectus, might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material, including ordinary routine litigation incidental to the business of the Company, could not reasonably be expected to result in a Material Adverse Effect. The descriptions of all pending or threatened legal or governmental proceedings included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus to which the Company or any of its subsidiaries is a party or to which any of its or their respective property or assets is subject, insofar as they purport to summarize such proceedings, constitute fair summaries of such proceedings.

          (xiii) Possession of Intellectual Property. Except in each case as set forth in the U.S. Prospectus and the Canadian Prospectus under the heading "Risk Factors - Risks Relating to Intellectual Property", (1) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and (2) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. No such infringement, conflict, invalidity or inadequacy is required to be disclosed in the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material that has not been disclosed therein. The statements set forth in the U.S. Prospectus and the Canadian Prospectus under the heading "Risk Factors - Risks Relating to Intellectual Property", insofar as they purport to summarize the risks and uncertainties relating to the Company's intellectual property, constitute a fair summary of such risks and uncertainties.

          (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been obtained, or as may be required, under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such as have been obtained, or as may be required, under the securities laws and regulations of the Province of Ontario and the Qualifying Provinces.

          (xv) Possession of Licenses and Permits. Except in each case as would not individually or in an aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; (B) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (C) all of the Governmental Licenses are valid and in full force and effect; and (D)) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

          (xvi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the U.S. Prospectus or the Canadian Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the U.S. Prospectus or the Canadian Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xvii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the U.S. Prospectus and the Canadian Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xviii) Environmental Laws. Except as described in the U.S. Prospectus and the Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xix) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken, nor will they take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xx) Registration Rights. Except as described in the U.S. Prospectus and the Canadian Prospectus, there are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Canadian Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian provincial securities legislation or U.S. "blue sky" laws.

          (xxi) Other Reports and Information. There are no reports or information that in accordance with the requirements of the Reviewing Authority or the Qualifying Authorities must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Reviewing Authority or the Qualifying Authorities since December 31, 2002; there are no documents required to be filed with the Reviewing Authority or the Qualifying Authorities in connection with the Canadian Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

          (xxii) Taxes. The Company has filed all necessary U.S. and Canadian federal, state, provincial, local and foreign income, payroll, franchise and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties or any transactions to which it was a party, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or its subsidiaries or any of their properties or assets that would result in a Material Adverse Effect.

          (xxiii) Insurance. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, or as otherwise would not have a Material Adverse Effect, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged or proposes to engage; the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (xxiv) Compliance with Laws. The Company and its subsidiaries are in all materials respects in compliance with, and conduct their businesses in conformity with, all applicable U.S. and Canadian federal, state, provincial, local and foreign laws, rules and regulations of any court or governmental agency or body, the Toronto Stock Exchange (the "TSX") and the Nasdaq National Market.

          (xxv) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (xxvi) Principal Shareholders. To the knowledge of the Company, after due inquiry, none of the directors or officers or shareholders of the Company listed under "Voting Securities and Principal Holders Thereof" in the Management Information Circular of the Company dated May 30, 2003 is or has ever been subject to prior criminal or bankruptcy proceedings in the United States, Canada or elsewhere.

          (xxvii) Non-Arm's Length Transactions. To the knowledge of the Company, after due inquiry, except as disclosed in writing to the Underwriters or in the U.S or Canadian Prospectus (which disclosure incorporates by reference a description of employment, option and severance agreements between the Company and its Chairman, President, Managing Directors, Vice-Presidents and certain Managers), neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm's length with the Company which is required to be disclosed by applicable securities legislation of the Province of Ontario or the Qualifying Provinces.

          (xxviii) Stamp Tax. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery to the Underwriters of the Securities or the authorization, execution, delivery and performance of this Agreement or the resale of Securities by an Underwriter to U.S. residents.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters and Sub-underwriters shall be deemed a representation and warranty by the Company to each Underwriter and the Sub-underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters: Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,350,000 Common Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Lehman Brothers and Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined jointly by Lehman Brothers and Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Lehman Brothers and Merrill Lynch in their joint discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for the Initial Securities shall be made at the offices of Wildeboer Rand Thomson Apps & Dellelce, LLP, Toronto, Ontario, or at such other place as shall be agreed upon by Lehman Brothers, Merrill Lynch and the Company, at 8:30 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Lehman Brothers, Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of certificates for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Lehman Brothers, Merrill Lynch and the Company, on each Date of Delivery as specified in the joint notice from Lehman Brothers and Merrill Lynch to the Company.

     Payment shall be made to the Company by wire transfer of immediately available (same day) funds to a bank account designated by the Company not less than 24 hours prior to the Closing Time or relevant Date of Delivery, against delivery to Lehman Brothers and Merrill Lynch for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Lehman Brothers and Merrill Lynch, for its account, to accept delivery of and receipt for, and to make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Payment to the Company with respect to Securities the Underwriters have sold or expect to sell shall be made in U.S. dollars. Each of Lehman Brothers and Merrill Lynch, individually and not as representative of the Underwriters or Sub-underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter or Sub-underwriter whose funds have not been received by the Closing Time, or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter or Sub-Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as Lehman Brothers and Merrill Lynch may request in writing at least 48 hours before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) Sub-underwriter Notification. Each Sub-underwriter shall notify that Underwriter which is its respective U.S. broker-dealer affiliate at least 48 hours prior to the Closing Time (or Time of Delivery, as applicable) of the number of the Securities to be sold by such Sub-underwriter in the Province of Ontario and the Qualifying Provinces and, subject to the completion of the purchase of the Securities by Merrill Lynch hereunder, such U.S. broker dealer affiliate agrees to sell to such Sub-underwriter, and the Sub-underwriter agrees to purchase from Merrill Lynch, at a price equal to the purchase price set forth in Schedule B hereto or at such purchase price less an amount to be mutually agreed upon by such Sub-underwriter and such U.S. broker dealer affiliate, which amount shall not be greater than the underwriting commission as set forth in Schedule B hereto, such number of the Securities at the Closing Time (or Time of Delivery as applicable).

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter and each Sub-underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of the PREP Procedures and General Instruction II.L. of Form F-10; and will notify the Underwriters and Sub-underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Prospectus or the Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comments from the Reviewing Authority, any Qualifying Authority or the Commission, (iii) of any request by the Reviewing Authority to amend or supplement the Final PREP Prospectus or the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (v) of the issuance by the Reviewing Authority, any Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Securities or the trading in the shares of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Securities or the trading in the shares of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) Filing of Amendments. The Company will not at any time file or make any amendment to the Registration Statement, any amendment or supplement to the Final PREP Prospectus, or any amendment or supplement to any prospectus included in the Registration Statement at the time it becomes effective, the U.S. Supplemental Prospectus, the Supplemental PREP Prospectus or any Supplementary Material, of which the Underwriters shall not have previously been advised, furnished a copy and offered the opportunity to comment or to which the Underwriters shall have objected, acting reasonably.

     (c) Delivery of Filed Documents. The Company has furnished or will deliver to each of the Underwriters a copy of the Canadian Preliminary Prospectus, the Final PREP Prospectus, the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by the securities laws of the

Province of Ontario and the Qualifying Provinces and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter and each Sub-underwriter, without charge, as many copies of each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus as such Underwriter and Sub-underwriter has reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act and applicable Canadian provincial securities laws. The Company will deliver to each Underwriter and each Sub-underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under the securities laws of the Province of Ontario and the Qualifying Provinces, but no later than the first business day after the date hereof, such number of copies of the U.S. Prospectus and Canadian Prospectus, respectively (each as supplemented or amended) as such Underwriter and Sub-underwriter may reasonably request.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the securities laws of the Province of Ontario and the Qualifying Provinces and the regulations thereunder so as to permit the completion of the distribution of the securities as contemplated in this Agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or Sub-underwriters or for the Company, acting reasonably, to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, acting reasonably, at any such time to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the securities laws of the Province of Ontario and the Qualifying Provinces, the Company will promptly prepare and file with the Commission and with the Reviewing Authority and the Qualifying Authorities, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus or the Canadian Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Sub-underwriters such number of copies of such amendment or supplement as the Underwriters and the Sub-underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the regulations thereunder.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the U.S. Prospectus and the Canadian Prospectus under "Use of Proceeds".

     (i) Restriction on Sale of Securities. During a period of 90 days from the date of the U.S. Prospectus and the Canadian Prospectus, the Company will not, without the prior written consent of Lehman Brothers and Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, (C) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the U.S. Prospectus and the Canadian Prospectus, and (D) any Common Shares issued by the Company in connection with any acquisition, merger or similar transaction, provided that any such Common Shares issued under this clause (D) shall thereafter be subject to the restrictions set forth in the previous sentence.

     (j) Listing. The Company has obtained the conditional approval of the TSX for the listing of the Securities and will use its best efforts to satisfy any requirements of the TSX to the listing thereof within the time specified in such approval. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market.

     (k) Reporting Requirements. The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) PREP Procedures. The Company will take such steps as it deems necessary to ascertain promptly whether the form of Canadian Prospectus containing the PREP Information was received for filing by the Reviewing Authority and the Qualifying Authorities and whether the form of prospectus transmitted for filing by EDGAR pursuant to General Instruction II.L. of Form F-10 was received for filing by the Commission and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing.

     (m) Lock-Up Agreements. The Company will use its best efforts to ensure that those persons listed in Schedule D hereto comply with the conditions contained in the agreements signed by such persons as required by Section 5(j) hereto and substantially in the form of Exhibit C hereto.

SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Form F-X) and of each amendment thereto, the preliminary prospectuses, the U.S. Prospectus, the Final PREP Prospectus, the Canadian Prospectus and any Supplementary Material and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters and Sub-underwriters, (ii) the preparation, printing and delivery to the Underwriters and the Sub-underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and Sub-underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under applicable securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters and Sub-underwriters of commercial copies of each preliminary prospectus, and of the U.S. Prospectus and the Canadian Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters and Sub-underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the TSX and inclusion of the Securities in the Nasdaq National Market. It is understood, however, that except as provided in this Section 4(a) and Section 4(b) below, the Underwriters and the Sub-underwriters will pay all of their own costs and expenses, including the fees of their counsel.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters and the Sub-underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and the Sub-underwriters.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Final PREP Prospectus has been filed with the Reviewing Authority and with the Qualifying Authorities and a receipt obtained therefor and the Registration Statement has become effective; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Securities or the trading in the shares of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or, to the Company's knowledge, threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Reviewing Authority, any Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and Sub-underwriters. A Supplemental PREP Prospectus and a U.S. Supplemental Prospectus containing the PREP Information shall have been filed, respectively, with the Reviewing Authority and with the Qualifying Authorities in accordance with the PREP Procedures and with the Commission in accordance with General Instruction II.L. of Form F-l0.

     (b) Opinion of Canadian Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Wildeboer Rand Thomson Apps & Dellelce, LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and Sub-underwriters, together with signed or reproduced copies of such letter for each of the Underwriters and Sub-underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters and Sub-underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (c) Opinion of U.S. Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, together with signed or reproduced copies of such opinion for each of the other Underwriters and each of the Sub-underwriters, in form and substance satisfactory to counsel for the Underwriters and Sub-underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters and Sub-underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (d) Opinion of Canadian Counsel for Underwriters and Sub-underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters and Sub-underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (e) Opinion of U.S. Counsel for Underwriters and the Sub-underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel for the Underwriters and Sub-underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of either of the Co-Chief Executive Officers of the Company and the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued by any securities commission or securities regulatory authority in Canada.

     (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received a letter from Ernst & Young LLP, and a letter jointly from Zeifman & Company LLP and Ernst & Young LLP, dated such date, in form and substance satisfactory to the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters and each of the Sub-underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the U.S. Prospectus and the Canadian Prospectus.

     (h) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received a letter from Ernst & Young LLP and a letter jointly from Zeifman & Company LLP and Ernst & Young LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form set forth in Exhibit C hereto, signed by each of the persons listed on Schedule D hereto.

     (k) Approval of Listing. At Closing Time, the Securities shall have been conditionally approved for listing on the TSX, subject to the satisfaction of standard listing conditions. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (l) Conditions to Purchase of Option Securities. In the event that the Underwriters and Sub-underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

          (i) Opinion of Canadian Counsel for Company. The favorable opinion of Wildeboer Rand Thomson Apps & Dellelce, LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (ii) Opinion of U.S. Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iii) Opinion of Canadian Counsel for Underwriters and Sub-underwriters. The favorable opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters and Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(d) hereof.

          (iv) Opinion of U.S. Counsel for Underwriters and Sub-underwriters. The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel for the Underwriters and Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

          (v) Officer's Certificate. A certificate, dated such Date of Delivery, of either of the Co-Chief Executive Officers of the Company and the Chief Financial Officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

          (vi) Bring-down Comfort Letter. A letter from Ernst & Young LLP and a joint letter from Zeifman & Company LLP and Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 5(h) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m) Additional Documents. At Closing Time, and at each Date of Delivery, counsel for the Underwriters and Sub-underwriters shall have been furnished with such documents, including certificates as to tax matters, and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters and Sub-underwriters.

     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters and Sub-underwriters to purchase such Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

     (a) Indemnification of Underwriters and Sub-underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each Sub-underwriter and each person, if any, who controls any Underwriter or any Sub-underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the PREP Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by Lehman Brothers and Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such Underwriter through Lehman Brothers, Merrill Lynch or the Sub-underwriters expressly for use in the Registration Statement (or any amendment thereto), including the PREP Information, or any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. Each Underwriter and Sub-underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the PREP Information, or any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter or Sub-underwriter through Lehman Brothers, Merrill Lynch or the Sub-underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected jointly by Lehman Brothers and Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying parry shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Sub-underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters and the Sub-underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters and the Sub-underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters and the Sub-underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters and the Sub-underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the Sub-underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters and Sub-underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters and Sub-underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter and no Sub-underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or Sub-underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter or Sub-underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter or Sub-underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. Each of the Sub-underwriters obligations to contribute pursuant to this Section 7 is in proportion to the number of Initial Securities it purchased from that Underwriter which is its respective U.S. broker-dealer affiliate.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company delivered pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Sub-underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters and the Sub-underwriters.

SECTION 9. Termination of Agreement.

     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Canadian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Reviewing Authority, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada or the TSX or the Nasdaq National Market, or if trading generally on the New York Stock Exchange, the TSX, or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Reviewing Authority, any Qualifying Authority any other securities commission or securities regulatory authority in Canada, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either United States federal, New York state or Canadian federal authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Lehman Brothers and Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or Sub-underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Lehman Brothers and Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

          (i) If the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased hereunder, the non-defaulting Underwriters or Sub-underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters or Sub-underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter or Sub-underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, or in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either Lehman Brothers and Merrill Lynch or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Agent for Service: Submission to Jurisdiction: Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Research In Motion Corporation (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation,
(ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Waterloo, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Lehman Brothers Inc., 25 Bank Street, London, England E14 5LE, attention of Kirk Kaludis and Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch & Co., BCE Place, 181 Bay Street, Suite 400, Toronto, Ontario, Canada M5J 2V8, attention of Erik Charbonneau and notices to the Company shall be directed to it at 295 Philip Street, Waterloo, Ontario, Canada N2L 3W8, attention of President and Co-Chief Executive Officer.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Sub-underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and Sub-underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and Sub-underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter or Sub-underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts, will become a binding agreement between the Underwriters, the Sub-underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            RESEARCH MOTION LIMITED




                                            By:
                                               --------------------------------
                                               Name:
                                               Title:




CONFIRMED AND ACCEPTED,
         as of the date first above written

      Lehman Brothers Inc.
      Merrill Lynch Pierce, Fenner & Smith Incorporated
      Goldman, Sachs & Co.
      UBS Securities LLC
      Banc of America Securities LLC
      BMO Nesbitt Burns Inc.
      CIBC World Markets Inc.
      GMP Securities Ltd.
      Canaccord Capital Corporation
      National Bank Financial Inc.
      Orion Securities Inc.
      RBC Dominion Securities Inc.
      Scotia Capital Inc.
      SG Cowen Securities Corporation
      TD Securities Inc.

         and

      Merrill Lynch Canada Inc.
      Goldman Sachs Canada Inc.
      UBS Securities Canada Inc.
          as Sub-underwriters

      BY:  LEHMAN BROTHERS INC.


     By
       -------------------------------------------------
                      Authorized Signatory


     BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED

     By
       -------------------------------------------------
                      Authorized Signatory

                                   SCHEDULE A


                                                                                            Number of
        Name of Underwriter                                                                  Initial
        -------------------                                                                 Securities
                                                                                            ----------

Lehman Brothers Inc..............................................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated...............................
Goldman, Sachs & Co..............................................................
UBS Securities LLC...............................................................
Banc of America Securities LLC...................................................
BMO Nesbitt Burns Inc............................................................
CIBC World Markets Inc...........................................................
GMP Securities Ltd...............................................................
Canaccord Capital Corporation
National Bank Financial Inc.
Orion Securities Inc.
RBC Dominion Securities Inc..
Scotia Capital Inc.
SG Cowen Securities Corporation
TD Securities Inc

Total............................................................................

                                     Sch A-1

                                   SCHEDULE B

                           RESEARCH IN MOTION LIMITED

                                    9,000,000

                               (without par value)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be US$o per share for Securities initially offered in the United States or Cdn$o.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be US$o being an amount equal to the initial public offering price set forth above less US$o per share, representing the underwriting commission as set forth in paragraph 3 below; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

3. The underwriting commission per share payable for the Securities to be paid by the Company shall be US$o per share.


                                     Sch B-1

                                   SCHEDULE C

Research In Motion Limited
Research In Motion Corporation
1394464 Ontario Inc.
1394482 Ontario Inc.
1394483 Ontario Inc.
1394484 Ontario Inc.
1397199 Ontario Inc.
1411260 Ontario Inc.
1432706 Ontario Inc.
1432766 Ontario Inc.
1455122 Ontario Inc.
1465634 Ontario Inc.
1465654 Ontario Inc.
Research In Motion UK Limited
Softart Holdings Inc.
Softart Microsystems Inc.
1446491 Ontario Inc.
RIM Finance, LLC
RIM International Ltd.
Plazmic Inc.
Plazmic K.K.
3044019 Nova Scotia Company
RIM Finance Subco Inc.
RIM Finance, LP
2012244 Ontario Inc.
Arizan Corporation
TeamOn Systems Inc.
Research In Motion Australia Pty Limited
Research In Motion HK Limited
M-Stack Ltd
Research In Motion Deutschland GmbH
Research In Motion France S.A.S.
Research In Motion Italy S.r.L.

                                     Sch C-1

                                   SCHEDULE D

James Balsillie
Michael Lazaridis
Douglas Fregin
Kendall Cork
James Estill
Douglas Wright
John Richardson
Dennis Kavelman
Don Morrison
Larry Conlee


                                     Sch D-1

                                    EXHIBIT A

                  FORM OF OPINION OF COMPANY'S CANADIAN COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

            [WILDEBOER RAND THOMSON APPS & DELLELCE, LLP LETTERHEAD]

                                    EXHIBIT B

                    FORM OF OPINION OF COMPANY'S U.S. COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

                                    EXHIBIT C

                             FORM OF LOCK-UP LETTER

                                                               January 14, 2004

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated

as Representatives of the several Underwriters and Sub-underwriters to be named in the within-mentioned Purchase Agreement

c/o  Lehman Brothers Inc.
     745 Seventh Avenue
     New York, NY  10019

     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
     World Financial Center, North Tower
     250 Vesey Street, 6th Floor
     New York, New York 10281-1209

Ladies and Gentlemen:

     The undersigned shareholder, director or senior officer of Research In Motion Limited, an Ontario company (the "Company"), understands that a Purchase Agreement (the "Purchase Agreement") will be executed by the Company and Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several Underwriters and Sub-underwriters to be named therein (the "Underwriters") and the Sub-underwriters, providing for the public offering (the "Offering") of 9,000,000 common shares of the Company ("Common Shares") in the United States pursuant to the Company's registration statement on Form F-10 (File No. 333-111753), as amended or supplemented, and in certain provinces of Canada (not including Quebec) pursuant to the Company's preliminary short form prospectus dated January 7, 2004, as completed, amended or supplemented.

     This Lock-Up Letter Agreement is being entered into in accordance with
Section 5(j) of the Purchase Agreement at the request of the Underwriters and Sub-underwriters.

     For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with the Underwriters and the Sub-underwriters that, without the prior written consent of Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters and the Sub-underwriters, [except with respect to Common Shares that may be sold by the undersigned equal in value to Cdn$15 million to fund a charitable contribution to the Perimeter Institute and]1 [except with respect to Common Shares that may be sold by the undersigned equal in value to Cdn$4 million to fund a charitable contribution to the University of Waterloo and]2 except with respect to [an additional]3 25,000 Common Shares in the aggregate, the undersigned will not, directly or indirectly, (i) offer, pledge, sell (including any sale pursuant to Rule 144 under the Securities Act of 1933, as amended), contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, announce any intention to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by such shareholder in accordance with the rules and regulations of the Securities and Exchange Commission or the securities legislation of any province or territory of Canada and shares of Common Stock which may be issued upon exercise of any option or warrant) or any

--------
1        Michael Laziridis only.

2        Douglas Fregin only.

3        Michael Laziridis and Douglas Fregin only.

securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file a registration statement or prospectus with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period commencing the date of the Purchase Agreement and ending 90 days thereafter.

     The undersigned understands that the Company and the Underwriters and the Sub-underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

     This Lock-Up Letter Agreement has been entered into on the date first written above.

                                        Very truly yours,

                                        By
                                          ------------------------------------
                                          Name:





                                      C-2